Exhibit 3
                                                                       ---------


                    CONSENT OF WILLIS INVESTMENT COUNSEL, LLC

We consent to the inclusion of our opinion letter dated October 22, 2002 as an exhibit to the Transaction Statement on Schedule 13e-3 for Pinnacle Financial Corporation filed with the Securities and Exchange Commission on October 23, 2002, to all references to our firm and our opinion contained in the proxy statement/prospectus attached as an exhibit to such Schedule 13e-3, and to the delivery of our opinion to shareholders of Pinnacle Financial Corporation upon their request.


October 22, 2002                         WILLIS INVESTMENT COUNSEL, LLC


                                         By:    /s/ Robert T. Willis, Jr.
                                              ----------------------------
                                         Name:  Robert T. Willis, Jr.
                                              ----------------------------
                                         Title: Principal
                                              ----------------------------


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